AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2009

REGISTRATION NO. 333-156687

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

23-3016517

(I.R.S. Employer Identification No.)

409 Silverside Road

Wilmington, DE 19809

(302) 385-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Betsy Z. Cohen

Chief Executive Officer

The Bancorp, Inc.

409 Silverside Road

Wilmington, Delaware 19809

(302) 385-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey, Esq.

Mark E. Rosenstein, Esq.

Ledgewood, P.C.

1900 Market Street, Suite 750

Philadelphia, PA 19103

(215) 731-9450

From time to time after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Warrant to purchase Common Stock	1	(1)	(1)	(1)
Common Stock underlying Warrant, par value $1.00(2)	1,960,405	$5.71(3)	$11,193,913(3)	$625(4)

(1)	Pursuant to Rule 457(g) under the Securities Act, there is no fee payable with respect to the warrant.
(2)	In addition to the 1,960,405 shares of common stock issuable upon exercise of the warrant, such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in the warrant, are also being registered hereunder pursuant to Rule 416.
(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of our common stock as reported on the NASDAQ Global Select Market on July 14, 2009, which was $5.71 per share.
(4)	Previously paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

THE BANCORP, INC.

Warrant to Purchase Common Stock

Common Stock

We issued a total of 45,220 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, liquidation preference $1,000 per share, (which we refer to as our Series B preferred stock) to the United States Department of the Treasury in a private placement transaction that closed on December 12, 2008, as part of the Troubled Assets Relief Program—Capital Purchase Program. In the same transaction, we issued to the United States Department of the Treasury a warrant (which we refer to as the warrant) to purchase 1,960,405 shares of our common stock.

Pursuant to a registration rights agreement, we have agreed to file a shelf registration statement permitting the resale of the warrant and the common stock issuable upon the exercise of the warrant.

The selling securityholder identified in this prospectus may offer from time to time all or any portion of the warrant and up to 1,960,405 shares of common stock issuable upon exercise of the warrant. The warrant and the shares of common stock issuable upon exercise of the warrant may be offered in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” on page 19 for more information on the methods of sale.

This prospectus covers resales by the selling securityholder of the warrant and the shares of common stock issuable upon exercise of the warrant. We will not receive any of the proceeds from the sale by the selling securityholder of the warrant and the shares of common stock issuable upon exercise of the warrant.

The Bancorp, Inc. common stock is listed on the NASDAQ Global Select Market under the symbol “TBBK”. On July 15, 2009, the last reported sale price of The Bancorp, Inc. common stock on the NASDAQ Global Select Market was $6.05 per share.

If the selling securityholder sells our securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.

AN INVESTMENT IN THESE SECURITIES INVOLVES MATERIAL RISKS AND UNCERTAINTIES. YOU SHOULD READ CAREFULLY THE RISK FACTORS THAT MAY BE INCLUDED IN A PROSPECTUS SUPPLEMENT AND IN OUR PERIODIC REPORTS AND OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, FOR FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

This Prospectus is Dated                     , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, the selling securityholder may, from time to time, sell the offered securities described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by such selling securityholder of the offered securities described in this prospectus.

Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling securityholder. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” in this prospectus.

In this prospectus, “Bancorp,” “we,” “our,” “ours,” and “us” refer to The Bancorp, Inc., which is a financial holding company headquartered in Wilmington, Delaware, and its subsidiaries on a consolidated basis, unless the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations could differ materially from those contemplated, expressed or implied by our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are subject to various risks and uncertainties that could cause actual results to differ materially from our forward-looking statements, including:

•	the risk factors discussed and identified in our public filings with the SEC which we incorporate by reference in this prospectus;

•

recessionary conditions in the U.S. economy and significant dislocations in the current markets have had, and we expect will continue to have, significant adverse effects on our assets and operating results, including increases in payment defaults and other credit risks, decreases in the fair value of some assets and increases in our provision for loan losses;

•	current economic and credit market conditions, if they continue, may result in a reduction in our capital base, reducing our ability to maintain deposits at current levels;

•	operating costs may increase;

•

adverse laws, regulations and policies may be enacted, including policies affecting institutions such as ours, which have obtained funding under the U.S. Department of the Treasury, or the U.S. Treasury, Troubled Asset Relief Program—Capital Purchase Program, or the Capital Purchase Program;

•	management and other key personnel may be lost;

•	competition may increase;

•

the costs of our interest-bearing liabilities, principally deposits, may increase relative to the interest received on our interest-bearing assets, principally loans, thereby decreasing our net interest income;

•

the geographic concentration of our loans could result in our loan portfolio being adversely affected by economic factors unique to the geographic area and not reflected in other regions of the country; and

•

the market value of real estate that secures our loans has been and may continue to be, adversely affected by current economic and market conditions, and may be affected by other conditions outside of our control such as lack of demand for real estate of the type securing of our loans, natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus, the date of the prospectus supplement or the date of any document incorporated by reference in this prospectus or in a prospectus supplement, as applicable. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, or the Securities Act, we filed a registration statement (No. 333-156687) relating to the securities offered by this prospectus with the SEC. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at http://www.thebancorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference,” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	Our Current Report on Form 8-K filed June 4, 2009 and July 13, 2009.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 10, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Attention: Martin F. Egan

The Bancorp, Inc.

409 Silverside Road

Wilmington, Delaware 19809

(302) 385-5000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a Delaware financial holding company with a wholly owned subsidiary, The Bancorp Bank, which we refer to as the Bank. Through the Bank, we provide a wide range of commercial and retail banking products and services to both regional and national markets. We were formed in 1999 and commenced operations in July 2000. From our formation until February 2004 we were the sole stockholder of the Bank. In February 2004, the Bank completed a public offering of its common stock which resulted in our holding 32.7% of the Bank’s common stock. In December 2004, we completed a reorganization with the Bank which resulted in the Bank once again becoming our wholly-owned subsidiary.

Regionally, we focus on providing our banking services directly to retail and commercial customers in Philadelphia-Wilmington metropolitan area, consisting of the 12 counties surrounding Philadelphia and Wilmington including Philadelphia, Delaware , Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania, New Castle County in Delaware and Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey. We believe that changes in this market have created an underserved base of small and middle-market businesses and high net worth individuals that are interested in banking with a company headquartered in, and with decision-making authority based in, the Philadelphia-Wilmington area. We believe that our presence in the area provides us with insights as to the local market and, as a result, with the ability to tailor our products and services, and particularly the structure of our loans, more closely to the needs of our targeted customers. We seek to develop overall banking relationships with our targeted customers so that our lending operations serve as a generator of deposits and our deposit relationships serve as a source of loan assets. We believe that our regional presence also allows us to oversee and further develop our existing customer relationships.

Nationally, we focus on providing our services to organizations with a pre-existing customer base who can use one or more selected banking services tailored to support or complement the services provided by these organizations to their customers. These services include private-label banking; credit and debit card processing for merchants affiliated with independent service organizations; healthcare savings accounts for healthcare providers and third-party plan administrators; and prepaid debit cards, also known as stored value cards, for insurers, incentive plans, large retail chains and consumer service organizations. We typically provide these services under the name and through the facilities of each organization with whom we develop a relationship. We refer to this, generally, as affinity group banking. Our private label banking, card processing, health savings account and stored value card programs are a source of fee income and low-cost deposits for us.

Our customers access our banking services through our website, or the website of their affinity group, from any personal computer with a web browser, and obtain cash withdrawals from automated teller machines. As a result, we do not maintain a branch bank system.

Our offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000. We also maintain executive offices at 1818 Market Street, Philadelphia, Pennsylvania 19103. Our web address is http://www.thebancorp.com. We do not incorporate by reference into this prospectus any material from our website.

Recent Developments

Acquisition of American Home Bank

On April 1, 2009, we entered into a Stock Purchase Agreement with American Home Mortgage Holdings, Inc. and its wholly-owned subsidiary, American Home Bank, a federal savings association, which we refer to as AHB, to acquire all of the outstanding shares of capital stock of AHB. The total consideration will be cash in the amount of (i) AHB’s tangible net book value (generally defined as stated book value minus goodwill and other adjustments set forth in the Stock Purchase Agreement), less (ii) $1 million if the acquisition closes before July 31, 2009, and less (iii) $900,000 to be held in escrow pending receipt of acknowledgements from government agencies that they will not seek to collect amounts due from AHB relating to certain tax liabilities. We expect the purchase price to be between $7 and $11 million.

Consummation of the acquisition, which we expect will occur on or before July 31, 2009, is subject to customary conditions, including receipt of required approvals of applicable governmental agencies, including the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, and that no material adverse effect shall have occurred with respect to AHB or its subsidiaries. There can be no assurance that all of the closing conditions to the acquisition will be satisfied.

Unless the Stock Purchase Agreement is extended by agreement of both us and American Home Mortgage Holdings, which we refer to as Holdings, it will terminate on September 30, 2009. If closing has not taken place by September 30, 2009 and required approvals of applicable governmental agencies have not been obtained, we have the unilateral right to extend the termination date for an additional 30 days, which we refer to as the Extension Period, by delivering to Holdings a written notice and a non-refundable deposit of $1 million, which we refer to as the Extension Payment. We have the right to make up to three Extension Period elections by paying three separate Extension Payments. If the acquisition is consummated during an Extension Period, the purchase price will be reduced by one-half of the amount of all Extension Payments made by us.

Consummation of the acquisition of AHB was also subject to approval of the sale of AHB by the United States Bankruptcy Court for the District of Delaware, which we refer to as the Bankruptcy Court. On August 6, 2007, Holdings and certain of its affiliates (not including AHB) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. On May 15, 2009, the Bankruptcy Court issued an order approving the acquisition and permitting transfer by Holdings of all of the capital stock of AHB, free and clear of all liens, claims, encumbrances and other interests. We have the right to terminate the Stock Purchase Agreement if the Bankruptcy Court order is modified in any way materially adverse to us or if such order becomes subject to a stay of effectiveness.

Special Meeting of our Stockholders

On June 26, 2009, we filed a definitive proxy statement with the SEC for a special meeting of stockholders that is being called for the sole purpose of obtaining stockholder approval to authorize an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 20 million shares to 50 million shares. At the special meeting to be held on July 29, 2009, more than a majority of our outstanding shares of common stock and Series A preferred stock held on the record date of June 19, 2009 must approve the amendment.

Investor Rights Agreements

On July 8, 2009, stockholders holding a majority of the shares subject to the investor rights agreements dated October 13, 1999 and June 12, 2002 consented to amendments to those agreements. In accordance with the amendments, the agreements terminated on July 15, 2009.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the sections “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2008, which has been filed with the SEC and incorporated herein by reference, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table shows our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference dividends, for the periods indicated.

	Three months ended March 31, 2009	Year ended December 31,
		2008		2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	1.27		(3)	1.44	1.56	1.66	1.32
Ratio of combined fixed charges and preferred stock dividends to earnings(2)	1.42		(3)	1.44	1.56	1.76	1.38

(1)

We calculate the ratio of earnings to fixed charges by dividing our earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense representing an interest factor.

(2)	We calculate the ratio of earnings to combined fixed charges and preference dividends by dividing earnings by the sum of fixed charges and dividends on preferred securities.

(3)	Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $63.6 million.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the warrant or the shares of common stock for which the warrant is exercisable offered by this prospectus or any accompanying prospectus supplement. We will receive proceeds from the sale of common stock upon exercise of the warrant, which we will use for general corporate purposes. See “Selling Securityholder” below.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 1,960,405 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $45,220,000, which is equal to 100% of the aggregate liquidation preference of the Series B preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholder will be reduced by 50%. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $3.46 share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 12, 2018, by surrender of the warrant together with a completed notice of exercise and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The notice of exercise form to be completed is attached as an annex to the Warrant. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the warrants as equals the value of the aggregate exercise price of the warrants determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that otherwise would have been issuable upon exercise of the warrant. We will at all times reserve from our authorized but unissued common stock the aggregate number of shares for which the warrant may be exercised.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights. The U.S. Treasury has agreed not to exercise voting power with respect to any common shares issued upon exercise of the warrant.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 980,202 shares of common stock until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $45,220,000 or December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 12, 2011 and the date the initial warrantholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or using the exemption from registration provided by Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 12, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving us and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

We have the authority to issue 20,000,000 shares of common stock, par value $1.00 per share. As of June 30, 2009, we had 14,563,919 shares of common stock outstanding

The following description of the material terms of our common stock and of our certificate of incorporation, as amended, and bylaws is only a summary. You should refer to our certificate of incorporation and bylaws which are included as exhibits to the registration statement of which this prospectus is a part for their complete terms.

We have called a special meeting of our stockholders for July 29, 2009, for the purpose of approving an amendment to our certificate of incorporation to increase the amount of authorized shares of common stock from 20 million shares to 50 million shares.

Voting rights

Each share of common stock is entitled to one vote on all matters presented to shareholders, including the election of directors. There is no cumulative voting in the election of directors.

Dividends

We may pay dividends as declared from time to time by the board of directors out of funds legally available for that purpose. See Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2008, which we refer to as our 2008 10-K and which is incorporated by reference in this prospectus, under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a description of our dividend policy and contractual limitations on our ability to pay dividends and Item 1 of our 2008 10-K under the captions “Regulatory Restrictions on Dividends,” “Prompt Corrective Action,” “Federal Regulation” and “Delaware Regulations” for statutory and regulatory restrictions on our ability to pay dividends.

Liquidation

In the event we dissolve, liquidate or wind up, common shareholders are entitled to receive a pro rata portion of our assets remaining after payment or provision for payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding preferred stock.

No Preemptive Rights; Redemption

Common shareholders are not entitled to preemptive rights. Our common shares are not subject to call or redemption.

Transfer Agent

We have appointed American Stock Transfer & Trust Company to act as the transfer agent for our common stock. We act as our own transfer agent for our preferred stock and warrants.

Listing

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “TBBK.”

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR CERTIFICATE OF

INCORPORATION AND BYLAWS

We summarize various provisions of Delaware law, our certificate of incorporation and our bylaws in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws. Our certificate of incorporation and bylaws currently contain and, if the proposed amendment of our certificate of incorporation to increase our authorized common stock is approved by our stockholders will continue to contain, provisions that may be deemed to be “anti-takeover” in nature. These provisions are the proposed authorization of 50,000,000 shares of common stock, the current authorization of 5,000,000 shares of preferred stock and the elimination of preemptive rights.

The authorization for the issuance of substantial numbers of shares of common stock and preferred stock and the elimination of preemptive rights for common stock provides our board of directors with as much flexibility as possible to issue additional shares, without further stockholder approval, for corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and similar purposes. These additional shares, however, may also be used by the board of directors, if consistent with its fiduciary responsibilities to deter future attempts to gain control over us. Moreover, because a stockholder does not have preemptive rights, he or she does not have a right to subscribe for a proportionate part of any such issuance.

Delaware law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

•	shares owned by persons who are directors and also officers, and

•	employee stock plans, in certain instances; or

•

on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•

is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•

the corporation, by the action of stockholders holding majority of outstanding voting stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Federal banking law. Federal law pertaining to bank holding companies and banks also may have an anti-takeover effect. See Item 1 of our 2008 10-K under the caption “Federal Regulation—Change in Control”.

PLAN OF DISTRIBUTION

The selling securityholder and its successors, including its transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholder may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the Series B preferred stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholder from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholder in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholder and any broker-dealers who execute sales for the selling securityholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Persons deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Section 10 and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholder. In addition, we will make copies of this prospectus available to the selling securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling securityholder against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDER

On December 12, 2008, we issued the securities covered by this prospectus to the U.S. Treasury, which is the selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholder are:

•	a warrant to purchase 1,960,405 shares of our common stock, representing beneficial ownership of approximately 13.5% of our common stock outstanding as of June 30, 2009; and

•

1,960,405 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 11.9% of our outstanding common stock as of June 30, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholder. The percentage of beneficial ownership is based on 14,563,919 shares of common stock outstanding on June 30, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholder may offer the securities for sale. The selling securityholder might not sell any or all of the securities offered by this prospectus. Because the selling securityholder may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholder after completion of the offering.

Other than with respect to the acquisition of the securities, the selling securityholder has not had a material relationship with us.

Information about the selling securityholder may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

EXPERTS

The consolidated financial statements of The Bancorp, Inc. and its subsidiary as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this registration statement and prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

The validity of the warrant and the common stock offered hereby will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$2,058
Accounting fees and expenses	$20,000
Legal fees and expenses	$30,000
Miscellaneous expenses	$7,942

Total	$60,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s Bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 17, 2009.

THE BANCORP, INC.

By:	/s/ MARTIN F. EGAN
MARTIN F. EGAN
Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 17, 2009.

/s/ Martin F. Egan
Martin F. Egan
Chief Financial Officer (principal executive officer and principal financial officer) and Secretary and attorney-in-fact for:

Betsy Z. Cohen
Chief Executive Officer (principal executive officer)

Frank M. Mastrangelo
President, Chief Operating Officer and Director

D. Gideon Cohen
Director

Walter T. Beach
Director

Michael J. Bradley
Director

Matthew Cohn
Director

Leon A. Huff
Director

William H. Lamb
Director

James J. McEntee III
Director

Linda Schaeffer
Director

Joan Specter
Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
2.1	Stock Purchase Agreement by and among the registrant, American Home Mortgage Holdings, Inc. and American Home Bank, dated as of April 1, 2009(4)

3.1	Certificate of Incorporation(1)

3.2	Bylaws(1)

3.3	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series B(3)

4.1	Specimen Stock Certificate(2)

4.2	Specimen Series B Preferred Stock Certificate(3)

4.3	Warrant for Purchase of Shares of Common Stock(3)

4.4	Letter Agreement, dated December 12, 2008, between the registrant and the United States Treasury Department, which includes the Securities Purchase Agreement attached thereto(3)

5.1	Opinion of Ledgewood, P.C.

12.1	Statement regarding computation of ratios

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of signature pages to this registration statement)*

*	Previously filed herewith.
(1)	Previously filed as an exhibit to the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on July 15, 2004.
(2)	Previously filed as an exhibit to Amendment No. 1 of the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on September 28, 2004.
(3)	Previously filed as an exhibit to the registrant’s current report on Form 8-K filed on December 16, 2008.
(4)	Previously filed as an exhibit to the registrant’s current report on Form 8-K filed on June 4, 2009.